UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange (“NYSE”) Toronto Stock Exchange (“TSX”)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

Waste Connections, Inc. ("Waste Connections" or the "Company") today announced the release of its Policy Regarding Diversity on the Board of Directors and in Senior Management Positions (the “Diversity Policy”). Statistics related to diversity are included in the Company’s 2019 Sustainability Report, which provides year-end 2018 data that will be updated in 2020 with year-end 2019 data.

As indicated in the Diversity Policy, the Company will disclose in its Management Information Circular and Proxy Statement, among other things:

•	a summary of the Diversity Policy’s objectives and key provisions;
•	the measures taken to ensure the Diversity Policy has been effectively implemented, including how the Board of Directors or its Nominating and Corporate Governance Committee considers the level of representation of women on the Board and in Senior Management positions in identifying and nominating candidates for election or reelection to the Board or appointment to Senior Management; and
•	the Company’s aspirational targets regarding women on the Board, as well as annual and cumulative progress in achieving these targets.

Both the Waste Connections 2019 Sustainability Report and the Diversity Policy are available on the Company’s website at www.wasteconnections.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Waste Connections, Inc. Policy Regarding Diversity on the Board of Directors and in Senior Management Positions.

104	The cover page of Waste Connections, Inc. on Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

By:	/s/ Mary Anne Whitney
Mary Anne Whitney
Senior Vice President and Chief Financial Officer

Date: December 18, 2019